Exhibit 99.1

Cabot Corp Reports Second Quarter Adjusted EPS of $0.83 and Diluted EPS of $0.54

30% increase in year over year adjusted EPS

BOSTON--(BUSINESS WIRE)--April 30, 2014--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2014.

Key Highlights

  Strong volumes in Reinforcement Materials and Performance Materials
  Purification Solutions delivered sequential improvement in EBIT
  Announced the divestiture of the Security Materials business for approximately $20 million
  New PROPELTM carbon black products launched for tire applications
(In millions, except per share amounts)	Fiscal 2014		Fiscal 2013
	Second	First	Second	First
	Quarter	6 Months	Quarter	6 Months

Net sales	$898	$1,796	$840	$1,659
Net income attributable to Cabot Corporation	$36	$116	$27	$47

Net earnings per share attributable to Cabot Corporation	$0.54	$1.77	$0.42	$0.73
Less Adjustments:
Net loss per share from discontinued operations	$(0.01)	$(0.02)	$(0.01)	$(0.05)
Certain items per share	$(0.28)	$0.09	$(0.21)	$(0.53)
Adjusted EPS	$0.83	$1.70	$0.64	$1.31

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We achieved another strong quarter of business performance in fiscal 2014. The Performance Materials segment delivered a record EBIT and volumes increased as compared to the prior year in both the Performance Materials and Reinforcement Materials segments. Demand in our key end markets improved and we commercialized new capacity. Purification Solutions EBIT improved sequentially as a result of revenue growth and lower fixed costs. At the corporate level, we saw slightly higher unallocated costs associated with increased project activity and a higher tax rate due to the expiration of the R&D tax credit in the U.S. and the geographic mix of earnings. On the strategic front,” Prevost continued, “we announced our plans to divest our Security Materials business at an attractive value for our shareholders. In addition, our new product introductions continue to accelerate and during the quarter we launched a new PROPELTM line of carbon black products for tire applications that offer lower rolling resistance and improved durability for our tire customers.”

Financial Detail

For the second quarter of fiscal 2014, net income attributable to Cabot Corporation was $36 million ($0.54 per diluted common share). Due to the agreement to divest the Security Materials business, financial results of this business are included as discontinued operations for all periods presented. Net income includes a per share charge of $0.01 for discontinued operations. Net income also includes a per share charge of $0.28 from certain items, principally reflecting charges associated with restructuring actions and an increase in the environmental reserve. Adjusted EPS for the second quarter of fiscal 2014 was $0.83 per share.

Segment Results

Reinforcement Materials -- Second quarter fiscal 2014 EBIT in Reinforcement Materials increased by $19 million compared to the second quarter of fiscal 2013 principally due to 15% higher volumes from improved demand and the addition of new capacity in China and Mexico. Raw material purchasing savings and benefits from energy efficiency investments also contributed to the improvement in earnings. Sequentially, EBIT decreased by $3 million due to 2% lower volumes reflecting the impact of the Chinese new year holiday during the quarter and a challenging South American economic and political environment.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2014 as compared to the same quarter of the prior year and the first quarter of fiscal 2014 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Global, including NHUMO	15%	(2%)
Global, excluding NHUMO	6%	(5%)
Japan	14%	(5%)
Southeast Asia	12%	5%
China	5%	(14%)
Europe, Middle East, Africa	9%	8%
North America	7%	-
South America	(7%)	(13%)

*Regional volumes exclude NHUMO sales.

Performance Materials -- Second quarter fiscal 2014 EBIT in Performance Materials increased by $10 million compared to the second quarter of fiscal 2013 due to an improved product mix and higher volumes. Volumes in Specialty Carbons and Compounds increased 3% and volumes in Fumed Metal Oxides increased 4% as demand improved in our key end markets. Sequentially, Performance Materials EBIT increased by $13 million primarily due to higher volumes. Volumes increased 15% sequentially in Specialty Carbons and Compounds and increased 5% sequentially in Fumed Metal Oxides due to seasonal improvements in demand.

Advanced Technologies -- Second quarter fiscal 2014 EBIT in Advanced Technologies increased by $4 million compared to the second quarter of fiscal 2013. The EBIT increase was driven by higher royalties in the Elastomer Composites business. Sequentially, Advanced Technologies EBIT decreased $13 million as compared to the first quarter of fiscal 2014 due to lower volumes across the segment and a technology milestone payment received in the first quarter in Elastomer Composites that did not reoccur in the second quarter.

Purification Solutions -- Second quarter fiscal 2014 EBIT in Purification Solutions decreased by $4 million compared to the second quarter of fiscal 2013. The EBIT decrease was driven by lower volumes and $2 million of higher costs associated with a higher allocation of functional and indirect costs. Sequentially, Purification Solutions EBIT increased by $5 million driven by higher prices and lower fixed costs. Overall volumes remained relatively flat sequentially as higher air and gas volumes were offset by seasonally lower volumes in other end markets.

Cash Performance -- The Company ended the second quarter of fiscal 2014 with a cash balance of $89 million, a decrease of $16 million from the first quarter of fiscal 2014. During the second quarter of fiscal 2014, the Company generated adjusted EBITDA of $150 million. Uses of cash during the second quarter included $47 million to reduce debt, $28 million for capital expenditures and an increase in net working capital of $22 million. In the first week in April, the Company received cash proceeds of $215 million from the final payment of notes receivable related to the sale of the Supermetals business, which will be reflected on the balance sheet in our third quarter of fiscal 2014.

Taxes -- During the second quarter of fiscal 2014, the Company recorded a net tax provision of $7 million for an effective tax rate of 14%. This includes a tax benefit on certain items of $17 million. Excluding the impact of certain items, the operating tax rate on continuing operations for the second quarter of fiscal 2014 was 28%.

Outlook

“We were pleased to see positive demand trends in our Reinforcement Materials and Performance Materials segments,” Prevost said, commenting on the outlook for the Company. “We expect demand in the tire and automotive industries to continue to improve in 2014 as compared to 2013, albeit at a modest pace. The recent U.S. court ruling that upheld the Mercury and Air Toxics Standards (MATS) regulation, which is scheduled to take effect in April 2015, supports our expectation for growth in the North American activated carbon market. Overall, most geographies are showing signs of modest economic improvement, with the exception of South America. We remain focused on executing our strategy and we are confident in our ability to deliver earnings growth to our shareholders.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, May 1, 2014. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants , cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the second quarter of 2014 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Net sales and other operating revenues	$898	$840	$1,796	$1,659

Cost of sales	722	697	1,441	1,369

Gross profit	176	143	355	290

Selling and administrative expenses	92	77	169	150

Research and technical expenses	16	16	31	33
Income from operations	68	50	155	107

Other income (expense)

Interest and dividend income	3	1	4	2

Interest expense	(15)	(16)	(29)	(32)

Other (expense) income (A)	(8)	2	27	3

Total other income (expense)	(20)	(13)	2	(27)

Income from continuing operations before income taxes and equity in
earnings of affiliated companies	48	37	157	80

Provision for income taxes	(7)	(16)	(31)	(36)

Equity in (loss) earnings of affiliated companies, net of tax	(2)	3	-	6

Income from continuing operations	39	24	126	50

Loss from discontinued operations, net of tax (B)	-	(1)	(1)	(3)

Net income	39	23	125	47

Net income (loss) attributable to noncontrolling interests	3	(4)	9	-

Net income attributable to Cabot Corporation	$36	$27	$116	$47

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.55	$0.43	$1.79	$0.78

Discontinued operations (B)	(0.01)	(0.01)	(0.02)	(0.05)

Net income attributable to Cabot Corporation	$0.54	$0.42	$1.77	$0.73

Weighted average common shares outstanding
Diluted	65.1	64.4	65.0	64.3

(A)	Other (expense) income for the first three months of fiscal 2014 includes a $29.1 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.
(B)	Amounts relate primarily to the pending divesture of the Security Materials Business and the divesture of the Supermetals Business.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Sales

Reinforcement Materials	$504	$459	$1,021	$934

Performance Materials	249	243	466	439
Specialty Carbons and Compounds	172	173	320	305
Fumed Metal Oxides	77	70	146	134

Advanced Technologies	48	39	112	76
Inkjet Colorants	14	12	29	28
Aerogel	1	3	6	8
Elastomer Composites	8	4	24	12
Specialty Fluids	25	20	53	28

Purification Solutions (A)	80	75	152	163

Segment sales	881	816	1,751	1,612

Unallocated and other (A) (B)	17	24	45	47

Net sales and other operating revenues	$898	$840	$1,796	$1,659

Segment Earnings Before Interest and Taxes (C) (D)

Reinforcement Materials	$61	$42	$125	$92

Performance Materials	47	37	81	64

Advanced Technologies	12	8	37	16

Purification Solutions	(4)	-	(13)	5

Total Segment Earnings Before Interest and Taxes (D)	116	87	230	177

Unallocated and Other

Interest expense	(15)	(16)	(29)	(32)
Certain items (E)	(36)	(20)	(12)	(39)
Unallocated corporate costs (D)	(16)	(13)	(29)	(25)
General unallocated income (F)	(1)	2	(1)	5
Less: Equity in earnings of affiliated companies	-	(3)	(2)	(6)

Income from continuing operations before income taxes and equity in earnings of affiliated companies
	48	37	157	80

Provision for income taxes (including tax certain items)	(7)	(16)	(31)	(36)

Equity in (loss) earnings of affiliated companies	(2)	3	-	6

Income from continuing operations	39	24	126	50

Loss from discontinued operations, net of tax (G)	-	(1)	(1)	(3)

Net income	39	23	125	47

Net income attributable to noncontrolling interests	3	(4)	9	-

Net income attributable to Cabot Corporation	$36	$27	$116	$47

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.55	$0.43	$1.79	$0.78

Discontinued operations (G)	(0.01)	(0.01)	(0.02)	(0.05)

Net income attributable to Cabot Corporation	$0.54	$0.42	$1.77	$0.73

Adjusted earnings per share

Adjusted EPS (H)	$0.83	$0.64	$1.70	$1.31

Weighted average common shares outstanding

Diluted	65.1	64.4	65.0	64.3

(A)Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(B)Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.
(C)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)Fiscal 2013 Segment EBIT and General unallocated income have been recast from the reporting of the first and second quarters of fiscal 2013 to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(E)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F)General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G)Amounts relate primarily to the pending divesture of the Security Materials Business and the divesture of the Supermetals Business.

(H)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		March 31,	September 30,
		2014	2013
Dollars in millions		(unaudited)	(audited)

Current assets:

Cash and cash equivalents		$89	$95
Accounts and notes receivable, net of reserve for doubtful accounts of $11 and $8		726	634
Inventories:
Raw materials		129	100
Work in process		3	2
Finished goods		364	309
Other		45	44
Total inventories		541	455
Prepaid expenses and other current assets		79	58
Notes receivable from sale of business		215	214
Deferred income taxes		23	36
Current assets held for sale (A)		3	3
Total current assets		1,676	1,495

Property, plant and equipment, net		1,617	1,600

Goodwill		555	502
Equity affiliates		73	119
Intangible assets, net of accumulated amortization of $25 and $16		358	308
Assets held for rent		55	49
Deferred income taxes		69	68
Other assets		58	83
Non-current assets held for sale (A)		8	9

Total assets		$4,469	$4,233

(A)	Includes amounts related to the pending sale of the Security Materials Business.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2014	2013
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$377	$264
Accounts payable and accrued liabilities	523	534
Income taxes payable	35	30
Deferred income taxes	4	2
Current portion of long-term debt	19	14
Total current liabilities	958	844

Long-term debt	1,023	1,020
Deferred income taxes	32	21
Other liabilities	274	265
Redeemable preferred stock	29	-

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,723,232 and 64,223,985 shares
Outstanding: 64,470,691 and 63,970,502 shares	65	64
Less cost of 252,541 and 253,483 shares of common treasury stock	(8)	(8)
Additional paid-in capital	51	39
Retained Earnings	1,845	1,755
Deferred employee benefits	-	(2)
Accumulated other comprehensive income	77	103
Total Cabot Corporation stockholders' equity	2,030	1,951
Noncontrolling interests	123	132
Total stockholders' equity	2,153	2,083
Total liabilities and stockholders' equity	$4,469	$4,233

CABOT CORPORATION

	Fiscal 2013					Fiscal 2014
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	475	459	486	482	1,902	517	504	-	-	1,021
Performance Materials	196	243	233	232	904	217	249	-	-	466
Specialty Carbons and Compounds	132	173	159	158	622	148	172	-	-	320
Fumed Metal Oxides	64	70	74	74	282	69	77	-	-	146
Advanced Technologies	37	39	67	72	215	64	48	-	-	112
Inkjet Colorants	16	12	18	18	64	15	14	-	-	29
Aerogel	5	3	9	4	21	5	1	-	-	6
Elastomer Composites	8	4	5	12	29	16	8	-	-	24
Specialty Fluids	8	20	35	38	101	28	25	-	-	53
Purification Solutions (A)	88	75	81	84	328	72	80	-	-	152
Segment Sales	796	816	867	870	3,349	870	881	-	-	1,751
Unallocated and other (A) (B)	23	24	34	26	107	28	17	-	-	45

Net sales and other operating revenues	$819	$840	$901	$896	$3,456	$898	$898	$-	$-	$1,796

Segment Earnings Before Interest and Taxes (C) (D)
Reinforcement Materials	50	42	49	47	188	64	61	-	-	125
Performance Materials	27	37	35	33	132	34	47	-	-	81
Advanced Technologies	8	8	28	26	70	25	12	-	-	37
Purification Solutions	5	-	(1)	(8)	(4)	(9)	(4)	-	-	(13)
Total Segment Earnings Before Interest and Taxes (D)	90	87	111	98	386	114	116	-	-	230

Unallocated and Other
Interest expense	(16)	(16)	(15)	(15)	(62)	(14)	(15)	-	-	(29)
Certain items (E)	(19)	(20)	(4)	(11)	(54)	24	(36)	-	-	(12)
Unallocated corporate costs (D)	(12)	(13)	(12)	(11)	(48)	(13)	(16)	-	-	(29)
General unallocated income (expense) (F)	3	2	(3)	(3)	(1)	-	(1)	-	-	(1)
Less: Equity in earnings of affiliated companies, net of Certain Items	(3)	(3)	(3)	(2)	(11)	(2)	-	-	-	(2)

Income from continuing operations before income taxes and equity in earnings of affiliated companies
	43	37	74	56	210	109	48	-	-	157

Provision for income taxes (including tax certain items)	(20)	(16)	(16)	(8)	(60)	(24)	(7)	-	-	(31)
Equity in earnings (loss) of affiliated companies	3	3	3	2	11	2	(2)	-	-	-

Income from continuing operations	26	24	61	50	161	87	39	-	-	126
(Loss) income from discontinued operations, net of tax (G)	(2)	(1)	1	1	(1)	(1)	-	-	-	(1)

Net income	24	23	62	51	160	86	39	-	-	125

Net income (loss) attributable to noncontrolling interests	4	(4)	3	4	7	6	3	-	-	9

Net income attributable to Cabot Corporation	$20	$27	$59	$47	$153	$80	$36	$-	$-	$116

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.35	$0.43	$0.87	$0.72	$2.37	$1.24	$0.55	$-	$-	$1.79
Discontinued operations (G)	(0.04)	(0.01)	0.03	0.01	(0.01)	(0.01)	(0.01)	-	-	(0.02)
Net income attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36	$1.23	$0.54	$-	$-	$1.77

Adjusted earnings per share

Adjusted EPS (H)	$0.67	$0.64	$0.84	$0.78	$2.93	$0.87	$0.83	$-	$-	$1.70

Weighted average common shares outstanding
Diluted	64.1	64.4	64.5	64.7	64.5	64.8	65.1	-	-	65.0

(A)Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(B)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)The first three quarters of fiscal 2013 Segment EBIT and General unallocated income (expense) have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(E)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G)Amounts relate primarily to the pending divesture of the Security Materials Business and the divesture of the Supermetals Business.

(H)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31			Three Months		Six Months		Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions				Per Share After Tax
			2014	2013	2014	2013	2014	2013	2014	2013
			$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(16)	$(19)	$(21)	$(24)	$(0.16)	$(0.20)	$(0.21)	$(0.25)
Acquisition and integration-related charges			—	(2)	(5)	(16)	—	(0.02)	(0.05)	(0.17)
Foreign currency (loss) gain on revaluations			(6)	1	—	1	(0.05)	0.01	0.01	0.01
Gain on existing investment in NHUMO			—	—	29	—	—	—	0.45	—
Legal and environmental matters and reserves			(14)	—	(15)	—	(0.13)	—	(0.15)	—
Total certain items, pre-tax			(36)	(20)	(12)	(39)	(0.34)	(0.21)	0.05	(0.41)

Tax impact of certain items			13	(1)	14	5
Certain items after tax			(23)	(21)	2	(34)	(0.34)	(0.21)	0.05	(0.41)

Tax-related certain items

Tax impact of certain foreign exchange losses			—	(5)	—	(12)		(0.08)		(0.19)

Discrete tax items			4	5	3	5	0.06	0.08	0.04	0.07

Total tax-related certain items			4	—	3	(7)	0.06	—	0.04	(0.12)

Total certain items after tax			(19)	(21)	5	(41)	(0.28)	(0.21)	0.09	(0.53)

Discontinued operations after income taxes (B)			—	(1)	(1)	(3)	(0.01)	(0.01)	(0.02)	(0.05)

Total discontinued operations after tax			$ ―	$(1)	$(1)	$(3)	$(0.01)	$(0.01)	$(0.02)	$(0.05)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31			Three Months			Six Months
Dollars in millions, Pre-Tax (unaudited)			2014	2013		2014	2013

Statement of Operations Line Item (C)

Cost of sales			$(18)	$(18)		$(26)	$(32)

Selling and administrative expenses			(12)	(1)		(15)	(6)

Other income			(6)	(1)		29	(1)
Total certain items, pre-tax			$(36)	$(20)		$(12)	$(39)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31			Three Months			Six Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(7)	$(16)		$(31)	$(35)

Less: Tax impact of certain items			13	(1)		14	5

Less: Tax-related certain items			4	—		3	(7)

Provision for income taxes, excluding certain items			$(24)	$(15)		$(48)	$(33)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31			Three Months			Six Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(7)	$(16)		$(31)	$(35)

Effective tax rate			14%	43%		20%	45%

Impact of discrete tax items:
Unusual or infrequent items			1%	(9%)		-%	(13%)
Items related to uncertain tax positions			11%	7%		4%	3%
Other discrete tax items			(3%)	4%		(1%)	-%
Impact of certain items			5%	(18%)		5%	(8%)
Operating tax rate			28%	27%		28%	27%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2013 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2013(A)						Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36		$1.23	$0.54	$ ―	$ ―	$1.77
Less: Net (loss) income per share from discontinued operations(B)	(0.04)	(0.01)	0.03	0.01	(0.01)		(0.01)	(0.01)	—	—	(0.02)
Net income per share from continuing operations	$0.35	$0.43	$0.87	$0.72	$2.37		$1.24	$0.55	$ ―	$ ―	$1.79
Less: Certain items after tax per share	(0.32)	(0.21)	0.03	(0.06)	(0.56)		0.37	(0.28)	—	—	0.09
Adjusted earnings per share	$0.67	$0.64	$0.84	$0.78	$2.93		$0.87	$0.83	$ ―	$ ―	$1.70

(A)Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.

(B)Amounts relate primarily to the pending divesture of the Security Materials Business and the divesture of the Supermetals Business.

(C)This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

Second Quarter Earnings Announcement, Fiscal 2014

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions	2014	2013	2014	2013

Cash Flows from Operating Activities:
Net income	$39	$23	$125	$47
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	49	50	100	99
Other non-cash charges (income), net	(2)	26	(21)	31
Changes in assets and liabilities:
Changes in working capital, net (A)	(23)	(41)	(158)	(125)
Changes in other assets and liabilities, net	20	-	2
Cash dividends received from equity affiliates	4	(3)	21	(48)
Cash provided by operating activities	87	55	69	4

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(28)	(65)	(70)	(127)
Receipts from notes receivable from sale of business	-	11		30
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	(73)	-
Other investing activities, net	(1)	(2)	(5)	(4)
Cash used in investing activities	(29)	(56)	(148)	(101)

Cash Flows from Financing Activities:
Change in debt, net	(46)	11	121	93
Cash dividends paid to common stockholders	(13)	(13)	(26)	(26)
Other financing activities, net	(7)	4	(6)	2
Cash (used in) provided by investing activities	(66)	2	89	69
Effect of exchange rates on cash	(8)	(7)	(16)	(7)
Decrease in cash and cash equivalents	(16)	(6)	(6)	(35)
Cash and cash equivalents at beginning of period	105	91	95	120
Cash and cash equivalents at end of period	$89	$85	$89	$85

(A)Working capital includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities